UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BITECH TECHNOLOGIES CORPORATION

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BITECH TECHNOLOGIES CORPORATION

600Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(855) 777-0888

May [__], 2022

TO THE STOCKHOLDERS OF BITECH TECHNOLOGIES CORPORATION:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share, of Bitech Technologies Corporation, a Delaware corporation (the “Company”), pursuant to Section 228 of the Delaware General Corporation Law, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 250,000,000 to 1,000,000,000 (the “Authorized Share Increase”).

The purpose of the Information Statement is to notify our stockholders that on May 9, 2022, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Authorized Share Increase.

The written consent that we received constitutes the only stockholder approval required for the Authorized Share Increase under Delaware law and our Certificate and bylaws. As a result, no further action by any other stockholder is required to approve the Authorized Share Increase and we have not solicited, and will not be soliciting, your approval of the Authorized Share Increase. Notwithstanding, the holders of our common stock of record at the close of business on May 9, 2022 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of May 9, 2022 on or about May [__], 2022. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

May [__], 2022	By Order of the Board of Directors of
BITECH TECHNOLOGIES CORPORATION

/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer

BITECH TECHNOLOGIES CORPORATION

600Anton Boulevard, Suite 1100

Costa Mesa, CA 92626

(855) 777-0888

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about May [__], 2022 , to all holders of record on May 9, 2022 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of BITECH TECHNOLOGIES CORPORATION, a Delaware corporation (“Spine Injury Solutions” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of Spine Injury Solutions’ issued and outstanding capital stock identified below:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of Common Stock from 250,000,000 to 1,000,000,000 (the “Authorized Share Increase”).

On May 9, 2022, our Board unanimously approved the Authorized Share Increase. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On May 9, 2022, the following stockholders (the “Approving Stockholders) approved, by written consent, the Authorized Share Increase:

Shareholder Name	No. of Shares Held[1]	No. of Votes[2]	Percent of Total Votes

Benjamin Tran	954,277	51,507,683	10.02%

United System Capital LLC[3]	841,481	45,419,450	8.84%

B&B Investment Holding LLC[4]	2,385,692	128,769,181	25.05%

Bernice Nguyen[5]	954,277	51,507,683	10.02%

Total	5,135,727	277,203,998	53.93%

Mr. Tran, is the Company’s Chief Executive Officer and Chairman of the Board. Michael Cao is a director of the Company. As a result of the beneficial ownership of shares of our Series A Preferred Stock by Messrs. Tran and Cao, they hold a majority of the voting power of the Company’s issued and outstanding capital stock. We expect that the Authorized Share Increase will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon the Authorized Share Increase for any reason at any time prior to the effective date of the Authorized Share Increase.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated May 9, 2022, the Approving Stockholders as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders, authorized the Authorized Share Increase.

1 Reflects shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

2 Each share of Series A Preferred Stock is entitled to 53.97561 votes. Holders of the Series A Preferred Stock are entitled to vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the shares of Series A Preferred Stock remain outstanding.

3 Benjamin Tran, the Company’s Chief Executive Officer and member of its Board owns and controls United Systems Capital LLC.

4 Michael Cao, a member of the Board, owns and controls B&B Investment Holding LLC.

5 Ms. Nguyen is the spouse of Benjamin Tran.

Because the Authorized Share Increase has already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Authorized Share Increase has been approved. You will receive no further notice of the approval nor of the effective date of the Authorized Share Increase other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “SPIN.” The last sale price of our Common Stock as reported on the OTCQB on May 9, 2022 was $0.2139.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 250,000,000 shares of Common Stock, (ii) 1,000,000 shares of undesignated preferred stock, $0.001 par value per share, and (iii) 9,000,000 shares of Series A convertible preferred stock, $0.001 par value per share (the “Series A Preferred Stock”).

As of the Record Date, there were (i) 28,224,602  shares of Common Stock issued and outstanding, held by approximately [__] holders of record and (ii) 9,000,000 shares of Series A Preferred Stock issued and outstanding. As of the Record Date, the Approving Stockholders held 5,135,727 shares of Series A Preferred Stock.

Holders of our Common Stock are entitled to one vote per share. Each share of the Series A Preferred Stock held by the Approving Stockholders is entitled to 53.97561 votes per share. The holders of the Series A Preferred Stock votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series A Preferred Stock is issued and outstanding. Accordingly, the Approving Stockholders hold 53.93% of the Company’s voting power.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Authorized Share Increase and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Share Increase that is not shared by all of our other stockholders except, however, as it relates to the relative rights and preferences of the holders of the Series A Preferred Stock, each share of which, automatically converts into 53.975685 shares of Common Stock immediately upon filing of an amendment to the Certificate increasing the number of shares of Common Stock so that there are a sufficient number of shares of Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock (the “Series A Preferred Conversion”).

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1 — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000 FROM 250,000,000

On May 9, 2022, our Board and the Approving Stockholders approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. The Board may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in the Company’s best interests to increase the number of authorized shares of Common Stock in order to permit the conversion of the 9,000,000 shares Series A Preferred Stock into an aggregate of 485,781,168 shares of Common Stock as provided for in Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock as filed with the Delaware Secretary of State. In addition, an increase in the number of authorized shares of Common Stock will give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. Other than as a result of Series A Preferred Conversion, we do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders except with respect to Series A Preferred Conversion, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment effecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding the Authorizing Stockholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, below is information with respect to the securities holdings of (i) our named executive officers, (ii) our directors, (iii) our executive officers and directors as a group, and (iv) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than 5% of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

	Common Stock			Series A Preferred Stock		Total(1)
Name, Position and Address of Beneficial Owner	Number Beneficially Owned		% of Total Common Stock(2)	Number Beneficially Owned	% of Total Series A Preferred Shares	Number of Shares of Capital Stock Beneficially Owned	% of Total Capital Stock
Benjamin Tran(3) Director, Chief Executive Officer	0		0%	2,750,035	30.56%	148,435,030	28.88%
Robert J. Brilon Chief Financial Officer	4,635,720	(4)	16.42%	23,857	0.27%	5,923,414	1.15%
Michael Cao(5) Director	0		0%	3,339,969	37.11%	180,277,121	35.07%
All directors and executive officers as a group	4,635,720		16.42%	6,113,861	67.93%	334,635,565	65.10%
Calvin Cao(6)	0		0%	954,277	10.60%	51,507,749	10.02%

Notes:

(1)	Total share and percentage values are based on an as-converted basis with each share of Series A Preferred Stock automatically convertible into 53.975685 shares of Common Stock or an aggregate of 485,781,168. Also includes 28,224,602 shares of Common Stock outstanding as of the Record Date.
(2)	Based on the number of shares of Common Stock outstanding totaling 28,224,602 as of the Record Date.
(3)	Includes the following: (i) 954,277 shares of Series A Preferred Stock held directly; (ii) 954,277 shares of Series A Preferred Stock held by his spouse; and (iii) 841,481 shares of Series A Preferred Stock held by United Systems Capital LLC, an entity owned or controlled by Mr. Tran.
(4)	Includes 4,635,720 shares issued pursuant to a Restricted Stock Award Agreement that vest 25% of April 18, 2023, 25% of April 18, 2024, 25% of April 18, 2025 and 25% of April 18, 2026 so long as Mr. Brilon is providing services to the Company.
(5)	Includes the following: (i) 2,385,692 shares of Series A Preferred Stock held by B&B Investment Holding, LLC, an entity owned or controlled by Mr. Cao and (ii) 954,277 shares of Series A Preferred Stock held by his spouse.
(6)	Includes the following: (i) 954,277 shares of Series A Preferred Stock held by Supergreen Energy Corp., an entity owned or controlled by Calvin Cao.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Capital Stock

Our Certificate currently authorizes the issuance of up to 250,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock, of which, 9,000,000 shares have been designated as Series A Convertible Preferred Stock. As of the Record Date, there were (i) 28,224,602 shares of Common Stock issued and outstanding, held by approximately [__] holders of record and (ii) 9,000,000 shares of Series A Preferred issued and outstanding. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies.

Market for Our Shares of Common Stock

Our Common Stock currently is traded on the OTCQB tier of the OTC Markets Group under the symbol “SPIN.” The market for our Common Stock is highly volatile. We cannot assure you that there will be a market in the future for our Common Stock. OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the high and low bid prices per share of our Common Stock by OTC Markets for the periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

For the year ended December 31, 2020	High	Low
Fourth Quarter	$0.06	$0.03
Third Quarter	$0.06	$0.02
Second Quarter	$0.04	$0.01
First Quarter	$0.02	$0.01

For the year ended December 31, 2021	High	Low
Fourth Quarter	$0.21	$0.05
Third Quarter	$0.42	$0.15
Second Quarter	$0.43	$0.06
First Quarter	$0.19	$0.03

For the year ended December 31, 2022	High	Low
First Quarter	$0.18	$0.07

As of May 9, 2022, the closing price of our Common Stock on the OTCQB was $0.2139.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc. and its phone number is (972) 612-4120.

Dividends

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our Board.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Bitech Technologies Corporation, 600Anton Boulevard, Suite 1100, Costa Mesa, CA 92626, Attn: Corporate Secretary, or by calling the Company at (855) 777-0888.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Bitech Technologies Corporation, 600Anton Boulevard, Suite 1100, Costa Mesa, CA 92626, Attn: Corporate Secretary, or by calling the Company at (855) 777-0888.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o Bitech Technologies Corporation, 600Anton Boulevard, Suite 1100, Costa Mesa, CA 92626, Attn: Corporate Secretary, or by calling the Company at (855) 777-0888.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

BITECH TECHNOLOGIES CORPORATION

/s/ Benjamin Tran
Benjamin Tran
May [__], 2022	Chief Executive Officer